Exhibit 10o



November 14, 2000

David  W.  Whitwell
Vice  President  &  CFO
Clean Diesel Technologies, Inc.
Suite  702
300  Atlantic  Street
Stamford  CT  06901


Re:  U.S.$1 Million Term Loan Facility with Warrants
     -----------------------------------------------

Dear  Mr.  Whitwell:

We are pleased to participate as Lenders in the above-captioned loan facility. The terms and conditions of this facility follow and, if Clean Diesel Technologies, Inc. (the "Company") is in agreement with such terms and conditions, kindly sign below where indicated and return one fully executed copy of this letter to the undersigned.

1.  The  Loan. The loan shall be up to the amount of $1 million from all Lenders
    ---------
(the  "Loan").  This  facility  shall  terminate  on  November  14,  2001.

2.  Borrowings. The Company may borrow and the Lenders shall lend up to the full
    ----------
amount of the Loan on seven (7) days notice from the Company to the Lenders to the attention of the Lenders' representative(s) and at the addresses set out below (a "Borrowing"). There shall be no more than five (5) Borrowings in amounts each of not less than $200,000. Each Lender shall advance such portion of a Borrowing as shall be in proportion to such Lender's participation in the Loan set out below.

3.  The  Notes. Each Borrowing shall be evidenced by a form of Senior Promissory
    ----------
Note or Notes accruing interest at the rate of 10% per annum and with the terms and conditions more particularly set out in Schedule A attached hereto (the "Notes"). The sum of the principal amount of all Notes issued in a Borrowing shall be equal to the amount of the Borrowing as set out in the Company's notice to the Lenders. The Notes, regardless of issue date, shall be due and payable on May 14, 2002. It is agreed that, as Senior Debt, the Notes shall rank ahead of the Company's Subordinated Debt and, as debt, shall rank ahead of the Company's preferred stock, par U.S.$0.05 per share and common stock, par U.S.$0.05 per share (the "Common Stock").

4.  The Warrants. The Company shall issue to the Lenders warrants with the terms
    ------------
and conditions including registration rights more particularly set out in Schedule B attached hereto (the "Warrants"). The Warrants shall be for the purchase for ten (10) years of up to 100,0000 shares of the Company's Common Stock at the exercise price of U.S.$2.00 per share. The Company shall issue Warrants to the Lenders pro-rata in such proportion as 100,000 bears to the Loan and as each Lender's participation bears to the Loan, as follows: (i) Warrants for 50,000 shares pro-rata on the signing of this letter by the Company and all Lenders and (ii) Warrants up to the amount of 50,000 shares pro-rata on each Borrowing.

5.  Investment;  Securities Law. The Lenders represent to the Lenders now and on
    ---------------------------
each Borrowing that they are taking the Notes for investment with no intention of resale or distribution. The Lenders covenant that they shall not sell, assign, grant a security interest in, pledge, hypothecate or otherwise transfer the Notes except pursuant to the applicable provisions of the Securities Act of 1933, as amended, of the United States or the securities laws of the several states of the United Sates or applicable exemptions there from.

6.  Law.  This  facility  letter  and  the rights and obligations of the parties
    ---
hereto shall be governed by the internal substantive laws of the State of Delaware U.S.A with respect to contracts to be performed in that jurisdiction.


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7.  Counterpart Copies. This facility letter has been signed in counterparts and
    ------------------
each counterpart will be considered for all purposes as an original agreement but all such counterparts shall in the aggregate constitute a single agreement.

8.  Notice.  Notice  hereunder  shall  be  in  writing  and,  if  electronically
    ------
confirmed,  may  be  given  by  facsimile  transmission.

9.  Signature  and Authority. This facility letter has been signed and delivered
    ------------------------
as of the date first above written by the representatives of the parties who represent that they are duly authorized to do so.


FUEL TECH, INC.
    (Lender)                         Participation    $250,000


By:  /s/  S. M. Schecter
   ---------------------------
     Scott M. Schecter
     Vice  President,  Treasurer
     &  CFO
     Suite 703, 300 Atlantic Street
     Stamford  CT  06901  U.S.A


S  G  ASSOCIATES  LIMITED
(Agent for several Lenders)          Participation    $450,000


By:  /s/  D. R. Gray
   ---------------------------
     Derek  R.  Gray
     Managing  Director
     45  Queen  Anne  Street
     London  W1G  9JF  U.K.


   TREVOR  NEWMAN
 (Agent  for  Lender)                Participation     $300,000

/s/  Trevor  Newman
------------------------------

CLEAN DIESEL TECHNOLOGIES, INC.
        (Borrower)


By:  /s/  D.W.  Whitwell
   ---------------------------
     David  W.  Whitwell
     Vice  President,  Treasurer
     &  CFO


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                       Senior Promissory Note                         Schedule A

$                                                               December  , 2000
 ------------

     Clean Diesel Technologies, Inc., a Delaware corporation (the "Company") hereby promises to pay to the order of___________________________________
(the "Lender") at its home office,________________, the principal sum of ______________ Thousand & no/100 Dollars ($______), in lawful money of the United States on May 14, 2002 ("Maturity"). This Note shall bear interest on the unpaid principal amount hereof at the rate of ten percent (10%) per annum on the basis of a year of 365 days from the date hereof until Maturity or upon any permitted prepayment.

     The loan in part evidenced by this Note (the "Loan") is pursuant to one of a series of Notes authorized by that certain Letter Agreement as of November 14, 2000 (the "Facility") all of which Notes shall rank parri passu with one another regardless of date of issue and each such Note shall be Senior Debt of the Company and the Company covenants that any monies borrowed by the Company subsequent to the date of the Facility shall be Subordinated Debt and shall be subordinated to and shall rank behind such Senior Debt. "Monies borrowed" shall not include amounts owed for goods, services, taxes and other obligations incurred in the ordinary course of business.

     The Loan may be prepaid without penalty or premium in full at any time or in part in multiples of principal of not less than $200,000 (pro-rata to the Notes including this Note) from time to time with accrued interest on the principal so prepaid at the home office of the Lender on seven (7) days notice.

     In the event of non-payment of principal or interest hereunder when due, the Company waives presentment, notice of protest and notice of dishonor, and, in any enforcement proceeding, trial by jury. The Company further agrees to pay all expenses (including reasonable legal expenses and attorney's fees) of every kind of or incidental to the collection or enforcement of this Note.

     Notwithstanding the stated maturity of this Note, it shall be immediately due and payable, if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company.

     Notice hereunder shall be given by a facsimile message in writing to the home office of the Lender, electronically confirmed.

     This Note and the obligations of the Company hereunder shall be governed by the internal substantive laws of the State of Delaware.

CLEAN  DIESEL  TECHNOLOGIES,  INC.


By:                                       Attest:
   --------------------------                    ----------------------
   Name:   David W. Whitwell              Name:    Charles W. Grinnell
   Title:  Vice  President                Title:   Secretary

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF THE SEVERAL STATES OF THE UNITED STATES ("LAWS")AND NO SALE, ASSIGNMENT, GRANT OF SECURITY INTEREST, PLEDGE, HYPOTHECATION, OR OTHER TRANSFER OF THE NOTES MAY BE EFFECTED WITHOUT REGISTRATION OR QUALIFICATION UNDER OR EXEMPTIONS FROM SUCH ACT OR LAWS.


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                                                                     Schedule  B

_______, 20__.                    ___________ Shares, exercisable subject to the
                                              provisions  set  forth  below.

                      Warrant for Purchase of Common Stock
                                       of
                         Clean Diesel Technologies, Inc.
                            (a Delaware Corporation)

    This Certifies that _________________________________________ (the "Holder")
of, for value received and subject to the provisions hereinafter set forth is entitled to purchase from Clean Diesel Technologies, Inc. (the "Company"), _________ shares of the Common Stock of the Company, par value $.05 per share (the "Shares"), at a price of $2.00 per share (the "Exercise Price") on or before November 14, 2010 (the "Expiration Date").

1. Exercise. This Warrant may be exercised from time to time by the Holder as to
   --------
the whole or any lesser number of the Shares upon surrender of this Warrant at the then executive office of the Company with a written notice signed by the Holder expressing the Holder's intent to exercise the same together with payment to the Company of the Exercise Price of the Shares to be purchased. If this Warrant is exercised in respect of less than all of the Shares, the number of Shares not purchased shall be endorsed hereon by the Company Secretary and this Warrant as so endorsed shall be returned by the Company Secretary to the Holder. Fractional Shares may not be purchased.

2.  Series.  This  Warrant is one of a series of duly authorized Warrants issued
   -------
pursuant to that certain Letter Agreement as of November 14, 2000 between the Company and certain Lenders (the "Commitment") providing for the issuance to such Lenders on the terms stated in the Commitment of Warrants evidencing the right of the Lenders as Holders of Warrants to purchase shares of Common Stock of the Company.

3.  Title.  This  Warrant  is issued subject to the condition that title to this
   ------
Warrant and all rights hereunder shall be non-transferable and non-assignable and that the Company and all persons dealing with this Warrant may treat the Holder hereof as the registered and absolute owner hereof for all purposes, any notice to the contrary notwithstanding; provided, however, that the Holder may, with the prior written consent of the Company granted in the Company's absolute discretion, assign this Warrant to any recognized charitable institution under the laws of any jurisdiction, and, if the Holder is a natural person, to any immediate family member, or, if the Holder is a corporate entity, to its affiliates or shareholders ("Permitted Assignees").

     4.     Covenants.  The  above  provisions  are  subject  to  the following:
            ---------

    (a)        This Warrant does  not  confer  upon  the  Holder or the Holder's
Permitted  Assignees  any  right  whatsoever  as  a  stockholder of the Company.

    (b) This Warrant and the Shares have not been registered under the Securities Act of 1933 (the "Act") or qualified under the securities laws of the several states of the United States ("State Laws"). This Warrant and the Shares have been purchased for investment and not with a view to distribution or resale, and may not be assigned, sold or made subject to a security interest, pledged, hypothecated, or otherwise transferred without an effective registration statement for such Warrant or Shares under the Act and qualification under State Laws or an opinion of counsel satisfactory to the Company that such registration and qualification are not required. Any shares issued upon the exercise of this Warrant shall bear the following legend:

               "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") or qualified under the securities laws of the several states of the United States ("State Laws"). These shares have been acquired for investment and not with a view to distribution or resale, and may not be assigned, sold or made subject to a security interest, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Act and qualification under State Laws or an opinion of Counsel satisfactory to the Issuer that such registration and qualification are not required."


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    (c)        The  Holder  shall  have  an  unlimited  number  of  incidental registration rights with respect to the Shares but only until the second anniversary of the issue date of this Warrant, if such rights shall be required for a sale by the Holder of the Shares because (i) no exemption is available to the Holder under the Act with respect to a proposed sale or (ii) a sale under Rule 144 of the Securities and Exchange Commission shall not enable the Holder to effect a proposed sale. An incidental registration right shall mean a registration under the Act of securities of the Company on its own behalf or on behalf of sellers other than the Holder (other than for employee benefit plans, employee stock options or the like) in which the Holder shall participate as a selling stockholder. In any such incidental registration the Holder shall pay or absorb costs which (i) may be voluntarily assumed, such as legal fees for the Holder's own counsel or, (ii) are associated with the task of furnishing information concerning selling stockholders required to be included in the registration statement or (iii) relate to the fees, commissions or discounts of underwriters ratably to the Shares. In exercising the incidental registration rights hereunder the Holder agrees to be guided as to the timing and quantities of Shares to be offered by the Holder by the independent advice of the managing underwriter of the proposed offering.

    (d) In the event that, at any time prior to the Expiration Date and prior to the exercise thereof, the Company shall effect a subdivision or consolidation of shares or other capital readjustments or other increase or reduction of the number of shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of the Holder's or Permitted Assignees' Shares shall be proportionately adjusted and the number of Shares with respect to which this Warrant may be exercised shall (i) in the event of an increase in the number of outstanding shares of common stock, be proportionately increased and the cash consideration payable per Share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares of common stock, be proportionately reduced and the cash consideration payable per Share shall be proportionately increased.

5.  Expiration.  This  Warrant  shall  be  void  unless  exercised  on or before
    ----------
the  Expiration  Date.

   WITNESS the seal of the Company and the signature of its duly authorized officers as of the date first written above.


CLEAN  DIESEL  TECHNOLOGIES,  INC.


By:__________________________               Attest:__________________
Name:   David W. Whitwell                   Name:  Charles W. Grinnell
Title:  Vice  President                     Title:   Secretary


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